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                                                                  EXHIBIT (d)(4)

                            FUND MANAGEMENT AGREEMENT

     AGREEMENT made effective this 1st day of May 2003 among Pacific Life Insurance Company, a California corporation ("Investment Adviser"), and Morgan Stanley Investment Management Inc., a Delaware corporation doing business as Van Kampen ("Portfolio Manager"), and Pacific Select Fund, a Massachusetts Business Trust (the "Fund").

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Advisers Act;

     WHEREAS, the Fund has retained the Investment Adviser to render investment advisory services to the various portfolios of the Fund pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a portfolio manager to discharge the Investment Adviser's responsibilities with respect to the investment management of such portfolios, a copy of which has been provided to the Portfolio Manager and is incorporated herein by reference;

     WHEREAS, the Fund and the Investment Adviser desire to retain the Portfolio Manager to furnish investment advisory services to one or more portfolios of the Fund, and the Portfolio Manager is willing to furnish such services to such portfolios and the Investment Adviser in the manner and on the terms hereinafter set forth; and

     NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed among the Fund, the Investment Adviser, and the Portfolio Manager as follows:

     1. Appointment. The Fund and the Investment Adviser hereby appoint Morgan Stanley Investment Management Inc. to act as Portfolio Manager to provide investment advisory services to the portfolios of the Fund listed on Exhibit A attached hereto (hereinafter the "Portfolios") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Investment Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more portfolios of the Fund other than the Portfolios, the Investment Adviser shall notify the Portfolio Manager in writing and shall revise the Exhibit A to reflect such additional portfolio(s). If the Portfolio Manager is willing to render such services,

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it shall notify the Fund and the Investment Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

     2. Portfolio Manager Duties. Subject to the supervision of the Fund's Board of Trustees (the "Board") and the Investment Adviser, the Portfolio Manager will provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios. The Portfolio Manager will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolios' assets by determining the securities, cash and other investments, including futures and options contracts, if any, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Portfolios, when these transactions should be executed, and what portion of the assets of the Portfolios should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Portfolios. To the extent permitted by the written investment policies of the Portfolios, the Portfolio Manager shall make decisions for the Portfolios as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolios. The Portfolio Manager is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of each Portfolio, each as the Portfolio Manager determines is in the best interest of the Portfolio.

          In performing these duties, the Portfolio Manager:

          (a) Will conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Fund, to the Investment Adviser (each as provided to the Portfolio Manager by the Investment Adviser), or to the Portfolio Manager), (2) any applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts provided in writing to the Portfolio Manager by the Investment Adviser (3) any written procedures, policies and guidelines adopted by the Board and furnished to the Portfolio Manager, (4) each Portfolio's objectives, goals, investment policies and strategies and investment restrictions as stated in the Fund's Prospectus and Statement of Additional Information as supplemented or amended from time to time (collectively, the "Prospectus"), as furnished to, and agreed to by, the Portfolio Manager, (5) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"); and (6) the diversification requirements of Section 817(h) of the Code applicable to the Portfolio; and (7) any other applicable laws and regulations, including without limitation, proxy voting regulations.

          (b) Will (i) use its best efforts to identify each position in the Portfolios that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Code, and (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall request) of any stock in a PFIC.

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          (c)  Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Portfolios, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolios, taking into account, among other things, the factors specified in the Prospectus as furnished to the Portfolio Manager. Subject to such policies as the Board may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolios to pay a broker or dealer, acting as agent, for effecting a Portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates') overall responsibilities with respect to the Portfolios and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Portfolios through the Portfolio if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolios or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made the basis therefor. The Portfolio Manager is authorized to open brokerage accounts on behalf of the Portfolios in accordance with Fund procedures.

          (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Portfolio as well as any of its other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Prospectus as furnished to the Portfolio Manager. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable and consistent with the Portfolio Manager's fiduciary obligations to the applicable Portfolio and to such other clients.

          (e) Will, in connection with the purchase and sale of securities for the Portfolios, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Fund, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers

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that identify securities to be purchased or sold on behalf of the Portfolios, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Portfolios, and with respect to Portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and recordkeeping agent, and, if required, the Investment Adviser. The Portfolio Manager agrees to comply with such rules, procedures and time frames as the Fund's custodian may set or provide with respect to the clearance and settlement of transactions for a Portfolio that are provided to the Portfolio Manager in writing. Any Portfolio assets shall be delivered directly to the Fund's custodian.

          (f) Will provide reasonable assistance to the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures and/or the Prospectus (each as provided to the Portfolio Manager), the value of any Portfolio securities or other assets of the Portfolios for which the custodian and recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. This includes (but is not limited to) obtaining bids and offers or quotes from broker/dealers or market-makers, verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Fund's valuation procedures, as they may be amended from time to time.

          (g) Will maintain and preserve such records related to each Portfolio's transactions as required under the 1940 Act and the Advisers Act. The Portfolio Manager will make available to the Fund and the Investment Adviser promptly upon request, any of the Portfolios' investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist the Fund and the Investment Adviser in complying with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Portfolios are being conducted in a manner consistent with applicable laws and regulations.

          (h) Will regularly report to the Board on the investment program for the Portfolios and the issuers and securities represented in the Portfolios, and will furnish the Board, with respect to the Portfolios, such periodic and special reports as the Board and the Investment Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of each Portfolio, a monthly compliance checklist, monthly tax compliance worksheet, reports regarding compliance with the Fund's procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, and compliance with the Portfolio Manager's Code of Ethics, and such other procedures or requirements that the Investment Adviser may reasonably request from time to time.

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          (i)  Will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Investment Adviser and the Fund with a copy of the Code of Ethics, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, an authorized officer of the Portfolio Manager shall certify to the Investment Adviser that the Portfolio Manager has complied with the requirements of Rule 17j-1 with respect to the Portfolios during the previous calendar quarter and that there have been no violations of the Code of Ethics with respect to the Portfolios or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Fund, the Portfolio Manager shall permit representatives of the Investment Adviser and the Trust to examine the reports (or summaries of the reports) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics.

          (j) Will provide to the Investment Adviser a copy of the Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board). The Portfolio Manager represents and warrants that it is a duly registered investment adviser under the Advisers Act. The Portfolio Manager will provide a list of persons who the Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of assets for the Portfolios.

          (k) Will be responsible for the preparation and filing of Schedule 13G and Form 13F reflecting Fund holdings over which the Portfolio Manager has investment discretion.

          (l) Will not permit any employee of the Portfolio Manager to have any material connection with the handling of the Portfolios if such employee has:

               (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act.

               (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

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          (m)  Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any such information obtained pursuant to this Agreement, and disclose such information only if the Board has authorized such disclosure, as expressly authorized in this Agreement, if such information comes into the public domain through no fault of the Portfolio Manager, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Fund and the Investment Adviser will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if such information comes into the public domain through no fault of the Investment Adviser, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (n) Will assist the Investment Adviser, the Fund, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Portfolio Manager hereunder. Specifically, and without limitation to the foregoing, the Portfolio Manager agrees to provide certifications regarding such services and obligations to the principal executive and financial officers of the Fund (the "certifying officers") that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Fund's Form N-SARs, shareholder reports, financial statements, and disclosure documents, in such form and content as the Fund shall reasonably request or as in accordance with procedures adopted by the Fund and provided to the Portfolio Manager.

     3. Disclosure about Portfolio Manager and Portfolio. The Portfolio Manager has reviewed the current Prospectus and agrees to promptly review future amendments to the Prospectus, including any supplements thereto, which relate to the Portfolio Manager or the Portfolios, filed with the SEC (or which will be filed with the SEC in the future), provided that the Investment Adviser or the Fund provides such future amendments and/or supplements to the Portfolio Manager for review. The Portfolio Manager represents and warrants that, with respect to the disclosure respecting or relating to the Portfolio Manager, including any performance information the Portfolio Manager provides that is included in or serves as the basis for information included in the Prospectus, such Prospectus contains as of the date hereof, or will contain as of the date of effectiveness of any future Prospectus or supplement thereto, after review and approval by Portfolio Manager, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further agrees to notify the Investment Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Prospectus,

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or of any statement respecting or relating to the Portfolio Manager contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Portfolio, the Portfolio Manager represents and agrees that the description in the Prospectus contained in the following sections: "The portfolio's investment goal," and "What the portfolio invests in" (collectively, "Portfolio Description") is consistent with the manner in which the Portfolio Manager intends to manage each Portfolio, and the description of "Risks you should be aware of" ("Risk Description") is consistent with risks known to the Portfolio Manager that arise in connection with the manner in which the Portfolio Manager intends to manage the Portfolio after review and approval by the Portfolio Manager. The Portfolio Manager further agrees to notify the Investment Adviser and the Fund immediately in the event that the Portfolio Manager becomes aware that the Portfolio Description for a Portfolio is inconsistent in any material respect with the manner in which the Portfolio Manager is managing the Portfolio, and in the event that the Risk Description is inconsistent in any material respect with the risks known to the Portfolio Manager that arise in connection with the manner in which the Portfolio Manager is managing the Portfolio.

     4. Expenses. The Portfolio Manager shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Portfolio Manager's services under this Agreement, including but not limited to Portfolio Manager salaries, overhead and travel, and all other expenses of Portfolio Manager. Each Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs of regulatory compliance; and pro rata costs associated with maintaining the Fund's legal existence and shareholder relations. All other expenses not specifically assumed by the Portfolio Manager hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Portfolio of the Fund. The Fund, the Portfolio Manager and the Investment Adviser shall not be considered as partners or participants in a joint venture.

     5. Compensation. For the services provided and the expenses borne by the Portfolio Manager pursuant to this Agreement, the Investment Adviser will pay to the Portfolio Manager a fee in accordance with Exhibit A attached to this Agreement. This fee will be computed and accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.

     6. Seed Money. The Investment Adviser agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of any Portfolio.

     7.   Compliance.

          (a) The Portfolio Manager agrees that it shall immediately notify the Investment Adviser and the Fund (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that

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a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; and (iii) upon having a reasonable basis for believing that a Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Investment Adviser and Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Prospectus, , or of any statement contained therein that becomes untrue in any material respect.

          (b) The Investment Adviser agrees that it shall immediately notify the Portfolio Manager (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Investment Adviser; placed limitations upon either of their activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that a Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.

     8. Independent Contractor. The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless provided herein or authorized from time to time by the Fund, the Portfolio Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed the Fund's Agent.

     9. Books and Records. In compliance with the requirements of and to the extent required by Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Investment Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records.

     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

     11. Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Portfolio Manager, provided, however, that the Portfolio Manager shall not be liable for any losses or claims resulting from the Fund's direction to, or from the Fund's disapproval of any action proposed to be taken by, the Portfolio Manager.

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     12.  Services Not Exclusive. It is understood that the services of the
Portfolio Manager and its employees are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolios), or from engaging in other activities.

     13. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Fund and the Investment Adviser agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Portfolio Manager, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement. The Fund and the Investment Adviser acknowledge and agree that the Portfolio Manager makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolios or that the Portfolios will perform comparably with any standard or index, including other clients of the Portfolio Manager, whether public or private. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Fund may have under federal or state securities laws.

     14.  Indemnification.

          (a) The Portfolio Manager agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Fund which may be based upon any willful misfeasance, bad faith, negligence, or reckless disregard of, the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Manager or by any of its directors, officers or employees, or any affiliate acting on behalf of the Portfolio Manager, provided, however, that in no case is the Portfolio Manager's indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

          (b) The Investment Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation

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(including reasonable legal and other expenses) to which a Portfolio Manager
Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of the Fund which may be based upon any willful misfeasance, bad faith or negligence by the Investment Adviser, any of its directors, officers, or employees or any affiliate acting on behalf of the Investment Adviser provided however, that in no case is the Investment Adviser's indemnity in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

     15. Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to each Portfolio; provided that such annual continuance is specifically approved at least annually
(a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of the applicable Portfolio, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Fund, the Investment Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated with respect to any Portfolio:

          (a) by the Fund at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting shares of such Portfolio, upon (60) sixty days prior written notice to the Portfolio Manager and the Investment Adviser;

          (b) by the Portfolio Manager at any time, without the payment of any penalty, upon (60) sixty days prior written notice to the Investment Adviser and the Fund.

          (c) by the Investment Adviser at any time, without the payment of any penalty, upon (60) sixty days prior written notice to the Portfolio Manager and the Fund.

     This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 9, 10, 13, 14, 16, 17, 18 and 19 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

     16.  Use of Name.

          (a) It is understood that the names "Pacific Life Insurance Company" and "Pacific Life" and "Pacific Select Fund" and any derivative thereof or logo associated with those names are the valuable property of the Investment Adviser and its affiliates, and that the Portfolio Manager shall not use such names (or derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Fund and/or the Portfolios. Upon termination of this Agreement, the Portfolio Manager shall forthwith cease to use such names (or derivative or logo).

          (b) It is understood that the names "Van Kampen" and "Morgan Stanley Investment Management Inc." or derivative thereof or logo associated with those names are the valuable property of the Portfolio Manager and that the Fund and the Investment Adviser have the right to such names (or derivatives or logos) in the Prospectus, the Fund's Registration Statement or other filings of the Fund and variable products which use the Fund as an underlying investment vehicle or forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Portfolio Manager is a Portfolio Manager to the Fund and/or one of the Portfolios, provided, however, that the Fund may continue to use the name of the Portfolio Manager in its Registrations Statement and other documents to the extent deemed necessary by the Fund to comply with disclosure obligations under applicable law and regulation. Neither the Fund nor the Investment Adviser shall use the Portfolio Manager's names or derivatives or logos as described above in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Fund, without prior review and approval by the Portfolio Manager, which may not be unreasonably withheld. Upon termination of this Agreement, the Fund and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

     17. Limitation of Liability. A copy of the Declaration of Trust for the Fund is on file with the Secretary of the State of Massachusetts. The Declaration of Trust has been executed on behalf of the Fund by a Trustee of the Fund in his capacity as Trustee of the Fund and not individually. The obligations of this Agreement with respect to each Portfolio shall be binding upon the assets and property of each such Portfolio individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Fund individually, or upon the Fund generally or upon any other portfolio of the Fund.

     18. Notices. All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

                    A.   if to the Portfolio Manager, to:

                         Morgan Stanley Investment Management Inc.
                         1221 Avenue of the Americas
                         New York, New York 10020

                         Facsimile transmission number:  (212) 762-7377
                         Attention:  General Counsel

                    B.   if to the Investment Adviser, to:

                         Pacific Life Insurance Company
                         700 Newport Center Drive
                         Newport Beach, CA 92660
                         Facsimile transmission number: (949) 219-3706
                         Attention: Robin S. Yonis

                    C.   if to the Fund, to:

                         Pacific Select Fund
                         c/o Pacific Life Insurance Company
                         700 Newport Center Drive
                         Newport Beach, CA 92660
                         Facsimile transmission number: (949) 219-3706
                         Attention: Robin S. Yonis


     19.  Miscellaneous.

          (a) This Agreement shall be governed by the laws of California, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


BY:    PACIFIC LIFE INSURANCE COMPANY

By:    /s/ Glenn S. Schafer            By:    /s/ Audrey L. Milfs
       ------------------------------         ------------------------------
Name:  Glenn S. Schafer                Name:  Audrey L. Milfs
       ------------------------------         ------------------------------
Title: President                       Title: Secretary
       ------------------------------         ------------------------------


BY:    Morgan Stanley Investment Management Inc.

By:                                    By:
       ------------------------------         ------------------------------
Name:                                  Name:
       ------------------------------         ------------------------------
Title:                                 Title:
       ------------------------------         ------------------------------


BY:    PACIFIC SELECT FUND

By:    /s/ Thomas C. Sutton            By:    /s/ Audrey L. Milfs
       ------------------------------         ------------------------------
Name:  Thomas C. Sutton                Name:  Audrey L. Milfs
       ------------------------------         ------------------------------
Title: Chairman, CEO                   Title: Secretary
       ------------------------------         ------------------------------

                                    Exhibit A


                               Pacific Select Fund
                                  Fee Schedule
                             (Effective May 1, 2003)

Portfolio: Real Estate Portfolio

     The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Real Estate Portfolio according to the following calculation:

(a) 0.35% on the first $2 billion of the Combined Assets as defined below, 0.32% on the next $1 billion of the Combined Assets, plus
     0.30% on Combined Assets above $3 billion; multiplied by

(b) the ratio of the Real Estate Portfolio's average daily net assets over the Combined Assets.

Portfolio: Comstock Portfolio

     The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Comstock Portfolio according to the following calculation:

(a)  0.35% on the first $2 billion of the Combined Assets,
     0.32% on the next $1 billion of the Combined Assets, plus
     0.30% on Combined above $3 billion; multiplied by
                                         -------------

(b) the ratio of the Comstock Portfolio's average daily net assets over the Combined Assets.

Portfolio: Mid-Cap Growth Portfolio

     The Investment Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Mid-Cap Growth Portfolio according to the following calculation:

(a) 0.35% on the first $2 billion of the Combined Assets, 0.32% on the next $1 billion of the Combined Assets, plus 0.30% on Combined Assets above $3 billion; multiplied by
                                                -------------

(b) the ratio of the Mid-Cap Growth Portfolio's average daily net assets over the Combined Assets.

All Portfolios: For purposes of the above calculations, "Combined Assets" means the sum of: (i) the average daily net assets of the Real Estate, Comstock and Mid-Cap Growth Portfolios of Pacific Select Fund managed by the Portfolio Manager pursuant to this Agreement, and (ii) the average daily net assets of the PF Van Kampen Comstock Fund and PF Van Kampen Mid-Cap Growth Fund of Pacific Funds managed by the Portfolio Manager pursuant to a Fund Management Agreement between the Investment Adviser, the Portfolio Manager and Pacific Funds, dated May 1, 2003.

          Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.